Calculation of Filing Fee Tables
S-8
Intellicheck, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, to be issued under the Registrants 2025 Omnibus Incentive Plan	Other	2,000,000	$ 5.125	$ 10,250,000.00	0.0001531	$ 1,569.28
Total Offering Amounts:						$ 10,250,000.00		$ 1,569.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,569.28
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of additional shares of the Registrants common stock ("Common Stock") as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices for the Registrants Common Stock on July 2, 2025, as reported on The Nasdaq Capital Market.